EXHIBIT 99.1

PRESS RELEASE

NOBLE CORPORATION PLC ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS

•Integration of Maersk Drilling well underway, with over $50 million of synergies realized to date
•Noble establishes offshore drilling industry leadership in returning capital to shareholders, with, $96 million in share repurchases to date, including the Maersk Drilling squeeze-out
•Q4 Cash Flow from Operations of $171 million and Free Cash Flow of $106 million

SUGAR LAND, TEXAS, February 27, 2023 - Noble Corporation plc (NYSE: NE, CSE: NOBLE, “Noble”, or the “Company”) today reported fourth quarter and full year 2022 results.

	Successor
(stated in millions, except per share amounts)	Three Months Ended Dec 31, 2022	Three Months Ended Sep 30, 2022	Three Months Ended Dec 31, 2021
Total Revenue	$623	$306	$208
Contract Drilling Services Revenue	586	289	192
Net Income	135	34	123
Adjusted EBITDA*	157	97	12
Adjusted Net Income (Loss)*	61	41	(26)
Basic Earnings Per Share	1.02	0.48	1.85
Diluted Earnings Per Share	0.92	0.41	1.70
Adjusted Diluted Earnings (Loss) Per Share*	0.41	0.50	(0.35)
* A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can be found at www.noblecorp.com.

Robert W. Eifler, President and Chief Executive Officer of Noble Corporation plc, stated “Since the closing of the merger, our team has come together impressively. As a newly combined company, we generated strong free cash flow, implemented a return of capital program, and are well on track to achieving our synergy target of $125 million, with $50 million realized as of the end of 2022. I would like to thank all of our employees for their tremendous effort and commitment throughout the critical first few months of our integration. I’d also like to thank our customers for their continued trust and support as we pursue our quest of creating the leading offshore drilling company.”

Fourth Quarter Results
Contract drilling services revenue for the fourth quarter of 2022 totaled $586 million compared to $289 million in the third quarter, with the increase primarily attributable to the business combination. Marketed fleet utilization was 88% in the three months ended December 31, 2022 compared to 89% in the previous quarter. Contract drilling services costs for the fourth quarter were $366 million, up from $186 million in the third quarter of 2022. Adjusted EBITDA for the three months ended December 31, 2022 was $157 million compared to $97 million in the third quarter of 2022. Capital expenditures totaled $77 million in the fourth quarter and $194 million for the full year ending December 31, 2022. Net cash provided by operating activities for the fourth quarter was $171 million and free cash flow was $106 million. Our business combination with Maersk Drilling closed on October 3, 2022. Results for the fourth quarter reflect the combined company for 90 out of 92 days of the period.
Balance Sheet and Capital Allocation
The Company’s balance sheet as of December 31, 2022 reflected total debt of $673 million and cash (and cash equivalents) of $476 million. Subsequent to the end of the fourth quarter, we elected to pay off the $150 million Danish Ship Finance term loan with excess cash on the balance sheet. During the fourth quarter, Noble executed on $86 million of share repurchases (including the compulsory purchase of legacy Maersk Drilling shareholders in November and open market share repurchases conducted during December pursuant to Noble's previously announced share repurchase program), with additional share repurchases in January totaling $10 million.
Operating Highlights and Backlog
Noble’s marketed fleet of sixteen floaters was 91% contracted through the fourth quarter, compared with 96% utilization on nine floaters in the prior quarter. This sequential change reflects the addition of seven UDW rigs added from the legacy Maersk Drilling fleet. Tier 1 drillships remain at or above 95% marketed utilization, with leading edge dayrate fixtures steadily increasing, presently in the low to mid $400,000s per day range. Since the prior Fleet Status Report in early November, Noble has secured 24 months of additional backlog across four 6G and 7G drillships at an average dayrate above $420,000. Our sixteen marketed UDW rigs are currently 75% contracted throughout 2023 with visibility toward securing additional utilization for a portion of the remaining availability for this year, although some contract gaps and SPS time will remain uncontracted. Additionally, the Noble Globetrotter I remains off contract since October, pending permit approvals in Mexico. The average dayrate across our $2.7 billion floater backlog is approximately $400,000, and with over half of our 2024 floater days uncommitted, an upward trajectory for repricing the fleet is visible based on current market dynamics.
Utilization of Noble’s thirteen marketed jackups was 85% in the fourth quarter, compared with 82% utilization on eight marketed jackups during the third quarter. The sequential change in fleet composition reflects the addition of ten jackups from the legacy Maersk Drilling fleet and the sale of five legacy Noble jackups to a subsidiary of Shelf Drilling, Ltd. as part of the business combination with Maersk Drilling. During the fourth quarter, the Noble Innovator was awarded a one year contract with BP in the UK North Sea at $135,000 per day, with a one year option at a higher dayrate. As recently reported, the Noble Regina Allen is currently off contract and expected to be unavailable for a substantial portion of 2023 as leg and jacking system repairs are made. Currently nine of our thirteen jackups are contracted, and 55% of total available jackup days across our fleet are contracted throughout 2023. Our $1 billion jackup backlog is heavily weighted to the Noble Integrator and Noble Invincible commitments under the Aker BP alliance. While jackup demand in Norway remains subdued in 2023, we continue to see improving demand indicators in Norway and globally for our jackup fleet moving forward. We expect a limited contribution from jackups to our total EBITDA in 2023.
Noble’s backlog at December 31, 2022 stood at $3.9 billion.
Outlook
For the full year 2023, Noble today announces a guidance range for total revenue of $2.35 to $2.55 billion, Adjusted EBITDA in the range of $725 to $825 million and capital expenditures (net of reimbursable capex) between $325 and $365 million.
Commenting on Noble’s outlook, Mr. Eifler stated, “We continue to see a very promising fundamental setup for the offshore drilling business, governed by increasingly tight industry utilization, robust customer economics and demand growth visibility and, not least, rational capital allocation in our industry. As the market improves, we remain focused on execution across all facets of our business, and are committed to returning capital to shareholders.”
Due to the forward-looking nature of Adjusted EBITDA, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure. Accordingly, the company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort.

Conference Call
Noble will host a conference call related to its fourth quarter 2022 results on Monday, February 27, 2023, at 9:00 a.m. U.S. Central Time. Interested parties may dial +1 929-203-0901 and refer to conference ID 31391 approximately 15 minutes prior to the scheduled start time. Additionally, a live webcast link will be available on the Investor Relations section of the Company’s website. A webcast replay will be accessible for a limited time following the scheduled call.
For additional information, visit www.noblecorp.com or email investors@noblecorp.com
Contact Noble Corporation plc
Ian Macpherson
Vice President - Investor Relations
+1 713-239-6507
imacpherson@noblecorp.com
About Noble Corporation plc
Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide. Additional information on Noble is available at www.noblecorp.com.
Forward-looking Statements
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this communication, including those regarding future guidance, including revenue, adjusted EBITDA and capital expenditures, the offshore drilling market, ESG strategy and ambitions, realization and timing of integration synergies, free cash flow expectations, SPS downtime impacts, capital allocation expectations, fleet utilization, repricing, capital structure optimization, and demand fundamentals are forward-looking statements. When used in this report, or in the documents incorporated by reference, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “project,” “should,” “shall” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including, but not limited to, uncertainties relating to the effects of public health threats, such as COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting our drilling contracts, including duration, downtime, dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those “Risk Factors” referenced or described in the Company’s most recent Form 10-K, Form 10-Q’s, and other filings with the Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.

NOBLE CORPORATION plc AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor
	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
Operating revenues
Contract drilling services	$585,849	$192,451
Reimbursables and other	36,743	15,727
	622,592	208,178
Operating costs and expenses
Contract drilling services	366,386	182,589
Reimbursables	27,332	14,255
Depreciation and amortization	69,770	24,704
General and administrative	29,877	14,537
Merger and integration costs	56,752	11,006
Gain on sale of operating assets, net	(87,125)	(189,080)
Hurricane losses and (recoveries), net	(4,641)	12,909
	458,351	70,920
Operating income (loss)	164,241	137,258
Other income (expense)
Interest expense, net of amount capitalized	(19,384)	(8,107)
Gain on bargain purchase	—	(2,174)
Loss on extinguishment of debt, net	(8,716)	—
Interest income and other, net	9,599	3,455
Income before income taxes	145,740	130,432
Income tax provision	(10,778)	(6,996)
Net income	$134,962	$123,436
Per share data
Basic:
Basic earnings per share	$1.02	$1.85
Diluted:
Diluted earnings per share	$0.92	$1.70

NOBLE CORPORATION plc AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - CONTINUED
(In thousands, except per share amounts)
(Unaudited)

	Successor		Predecessor
		Period from	Period from
	Twelve Months	February 6, 2021	January 1, 2021
	Ended	through	through
	December 31,2022	December 31, 2021	February 5, 2021
Operating revenues
Contract drilling services	$1,332,841	$708,131	$74,051
Reimbursables and other	81,006	62,194	3,430
	1,413,847	770,325	77,481
Operating costs and expenses
Contract drilling services	897,096	639,442	46,965
Reimbursables	64,427	55,832	2,737
Depreciation and amortization	146,879	89,535	20,622
General and administrative	82,177	62,476	5,727
Merger and integration costs	84,668	24,792	—
Gain on sale of operating assets, net	(90,230)	(185,934)	—
Hurricane losses and (recoveries), net	60	23,350	—
	1,185,077	709,493	76,051
Operating income (loss)	228,770	60,832	1,430
Other income (expense)
Interest expense, net of amount capitalized	(42,722)	(31,735)	(229)
Bargain purchase gain	—	62,305	—
Loss on extinguishment of debt, net	(8,912)	—	—
Interest income and other, net	14,365	10,945	399
Reorganization items, net	—	—	252,051
Income before income taxes	191,501	102,347	253,651
Income tax provision	(22,553)	(365)	(3,423)
Net income (loss)	$168,948	$101,982	$250,228
Per share data
Basic:
Basic earnings per share	$1.99	$1.61	$1.00
Diluted:
Diluted earnings per share	$1.73	$1.51	$0.98

NOBLE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor		Predecessor
		Period from	Period from
	Twelve Months	February 6, 2021	January 1, 2021
	Ended	through	through
	December 31, 2022	December 31, 2021	February 5, 2021
Cash flows from operating activities
Net income	$168,948	$101,982	$250,228
Adjustments to reconcile net income to net cash flow from operating activities:
Depreciation and amortization	146,879	89,535	20,622
Amortization of intangible asset and contract liabilities	(5,352)	51,540	—
Gain on sale of operating assets, net	(90,230)	(185,934)	—
Gain on bargain purchase	—	(62,305)	—
Reorganization items, net	—	—	(280,790)
Changes in components of working capital
Net changes in other operating assets and liabilities	60,740	56,798	(35,508)
Net cash provided by (used in) operating activities	280,985	51,616	(45,448)
Cash flows from investing activities
Capital expenditures	(174,319)	(154,411)	(14,629)
Cash acquired in stock-based business combination	166,607	54,970	—
Proceeds from disposal of assets, net	381,026	307,324	194
Other investing activities	2,458	—	—
Net cash provided by (used in) investing activities	375,772	207,883	(14,435)
Cash flows from financing activities
Issuance of debt	350,000	—	200,000
Borrowings on credit facilities	220,000	40,000	177,500
Repayments of credit facilities	(220,000)	(217,500)	(545,000)
Repayments of debt	(627,323)	—	—
Debt issuance costs	(641)	—	(23,664)
Compulsory purchase payment	(69,924)	—	—
Other financing activities	(19,884)	730	(1)
Net cash used in financing activities	(367,772)	(176,770)	(191,165)
Net increase (decrease) in cash, cash equivalents and restricted cash	288,985	82,729	(251,048)
Cash, cash equivalents and restricted cash, beginning of period	196,722	113,993	365,041
Cash, cash equivalents and restricted cash, end of period	$485,707	$196,722	$113,993

NOBLE CORPORATION plc AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Successor
	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$476,206	$194,138
Accounts receivable, net	468,802	200,419
Prepaid expenses and other current assets	106,782	61,089
Total current assets	1,051,790	455,646
Property and equipment, at cost	4,163,205	1,555,975
Accumulated depreciation	(181,904)	(77,275)
Property and equipment, net	3,981,301	1,478,700
Other assets	201,773	139,096
Total assets	$5,234,864	$2,073,442
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$159,715	$—
Accounts payable	290,690	120,389
Accrued payroll and related costs	76,185	48,346
Other current liabilities	140,508	79,659
Total current liabilities	667,098	248,394
Long-term debt	513,055	216,000
Other liabilities	447,626	108,421
Total liabilities	$1,627,779	$572,815
Commitments and contingencies
Total shareholders’ equity	3,607,085	1,500,627
Total liabilities and equity	$5,234,864	$2,073,442

NOBLE CORPORATION plc AND SUBSIDIARIES
OPERATIONAL INFORMATION
(Unaudited)

	Average Rig Utilization
	Successor
	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Floaters	76%	78%	68%
Jackups	87%	82%	71%
Total	81%	80%	70%

	Operating Days
	Successor
	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Floaters	1,320	792	751
Jackups	1,201	606	622
Total	2,521	1,398	1,373

	Average Dayrates
	Successor
	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Floaters	$303,734	$285,362	$195,812
Jackups	118,089	118,209	96,087
Total	$215,751	$212,958	$150,620

NOBLE CORPORATION plc AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE
(In thousands, except per share amounts)
(Unaudited)

The following tables presents the computation of basic and diluted net income/(loss) per share:

	Successor				Predecessor
				Period from	Period from
	Three Months	Twelve Months	Three Months	February 6, 2021	January 1, 2021
	Ended	Ended	Ended	through	through
	December 31, 2022	December 31, 2022	December 31, 2021	December 31, 2021	February 5, 2021
Numerator:
Basic
Net income (loss)	$134,962	$168,948	$123,436	$101,982	$250,228
Diluted
Net income (loss)	$134,962	$168,948	$123,436	$101,982	$250,228
Denominator:
Weighted average shares outstanding - basic	131,924	85,055	66,635	63,186	251,115
Dilutive effect of share-based awards	3,334	3,334	3,180	3,180	5,456
Dilutive effect of warrants	9,117	8,489	2,852	1,262	—
Dilutive effect of compulsory purchase	2,893	729	—	—	—
Weighted average shares outstanding - diluted	147,268	97,607	72,667	67,628	256,571

Per share data
Basic earnings per share	$1.02	$1.99	$1.85	$1.61	$1.00
Diluted earnings per share	$0.92	$1.73	$1.70	$1.51	$0.98

NOBLE CORPORATION plc AND SUBSIDIARIES
NON-GAAP MEASURES AND RECONCILIATION

Certain non-GAAP measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. The Company defines “Adjusted EBITDA” as net income (loss); interest income and other, net; gain (loss) on extinguishment of debt, net; interest expense, net of amounts capitalized; loss on impairment; reorganization items, net; certain corporate projects and legal matters; certain infrequent operational events; and depreciation and amortization expense. We believe that the Adjusted EBITDA measure provides greater transparency of our core operating performance. We prepare Adjusted Diluted Earnings (Loss) per Share by eliminating from Diluted Earnings per Share the impact of a number of non-recurring items we do not consider indicative of our on-going performance. We prepare Adjusted Net Income (Loss) by eliminating from Net Income (Loss) the impact of a number of non-recurring items we do not consider indicative of our on-going performance.
In order to fully assess the financial operating results, management believes that the results of operations, adjusted to exclude the following items, which are included in the Company’s press release issued on February 27, 2023, are appropriate measures of the continuing and normal operations of the Company:
(i)In the period of January 1, 2021 to February 5, 2021, discrete tax items, and reorganization items. In the period of February 6, 2021 to March 31, 2021, merger and integration costs, amortization of intangible assets and contract liabilities, net and discrete tax items;
(ii)In the second, third and fourth quarter of 2022 and the second, third and fourth quarter of 2021, merger and integration costs; (gain) loss on sale of operating assets, net; hurricane losses and (recoveries), net; amortization of intangible assets and contract liabilities, net and discrete tax items.
(iii)In addition, the second quarter of 2021 included a gain on bargain purchase and professional services costs related to a success fee associated with the ultimate recovery of a tax refund and corporate projects including registrations of our post-emergence debt and equity and listing on the New York Stock Exchange;
(iv)In addition, the third quarter and fourth quarter of 2022 included loss on extinguishment of debt.
(v)The quarters also included professional services costs related to corporate initiatives.
For the quarter ended December 31, 2022, the Company disclosed free cash flow as a non-GAAP liquidity measure. Free cash flow of $106 million was calculated as Net cash provided by operating activities of $171 million less cash paid for capital expenditures of $65 million for the quarter ended December 31, 2022.
These non-GAAP adjusted measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling cost, contract drilling margin, average daily revenue, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. Please see the following non-GAAP Financial Measures and Reconciliations for a complete description of the adjustments.

NOBLE CORPORATION AND SUBSIDIARIES
NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Adjusted EBITDA
	Successor					Predecessor
	Three Months Ended	Three Months Ended	Twelve Months Ended	Three Months Ended	Period from February 6, through	Period from January 1, through
	December 31,	September 30,	December 31,	December 31,	December 31,	February 5,
	2022	2022	2022	2021	2021	2021
Net Income	$134,962	$33,585	$168,948	$130,432	$102,347	$253,651
Income tax provision	10,778	13,072	22,553	—	—	—
Interest expense, net of amounts capitalized	19,384	7,943	42,722	8,107	31,735	229
Interest income and other, net	(9,599)	(3,235)	(14,365)	(3,455)	(10,945)	(399)
Depreciation and amortization	69,770	24,868	146,879	24,704	89,535	20,622
Amortization of intangible assets and contract liabilities	(41,877)	8,170	(5,352)	14,413	51,540	—
Loss on extinguishment of debt	8,716	196	8,912	—	—	—
Professional services - tax refund success fee	—	—	—	—	4,679	—
Professional services - corporate projects	43	400	723	711	5,847	—
Merger and integration costs	56,752	9,338	84,668	11,006	24,792	—
Gain on sale of operating assets, net	(87,125)	354	(90,230)	(189,080)	(185,934)	—
Hurricane losses and (recoveries), net	(4,641)	1,896	60	12,909	23,350	—
Gain on bargain purchase	—	—	—	2,174	(62,305)	—
Reorganization items, net	—	—	—	—	—	(252,051)
Adjusted EBITDA	$157,163	$96,587	$365,518	$11,921	$74,641	$22,052

Reconciliation of Income Tax Benefit (Provision)
	Successor					Predecessor
	Three Months Ended	Three Months Ended	Twelve Months Ended	Three Months Ended	Period from February 6, through	Period from January 1, through
	December 31,	September 30,	December 31,	December 31,	December 31,	February 5,
	2022	2022	2022	2021	2021	2021
Income tax benefit (provision)	$(10,778)	$(13,072)	$(22,553)	$(6,996)	$(365)	$(3,423)

Adjustments
Gain on sale of operating assets	2,255	—	866	—	—	—
Amortization of intangible assets and contract liabilities	9,471	(1,716)	1,800	—	—	—
Hurricane losses and (recoveries), net	—	(398)	(562)	—	—	—
Reorganization items, net	—	—	—	—	—	2,500
Discrete tax items	(17,525)	(10,628)	(45,139)	(1,150)	(20,416)	(1,692)
Total Adjustments	(5,799)	(12,742)	(43,035)	(1,150)	(20,416)	808
Adjusted income tax benefit (provision)	$(16,577)	$(25,814)	$(65,588)	$(8,146)	$(20,781)	$(2,615)

NOBLE CORPORATION AND SUBSIDIARIES
NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Net Income (Loss)
	Successor					Predecessor
	Three Months Ended	Three Months Ended	Twelve Months Ended	Three Months Ended	Period from February 6, through	Period from January 1, through
	December 31,	September 30,	December 31,	December 31,	December 31,	February 5,
	2022	2022	2022	2021	2021	2021
Net income	$134,962	$33,585	$168,948	$123,436	$101,982	$250,228
Adjustments
Amortization of intangible assets and contract liabilities	(32,406)	6,454	(3,552)	14,413	51,540	—
Professional services - tax refund success fee	—	—	—	—	4,679	—
Professional services - corporate projects	43	400	723	711	5,847	—
Merger and integration costs	56,752	9,338	84,668	11,006	24,792	—
Gain on sale of operating assets, net	(84,870)	354	(89,364)	(189,080)	(185,934)	—
Hurricane losses and (recoveries), net	(4,641)	1,498	(502)	12,909	23,350	—
Gain on bargain purchase	—	—	—	2,174	(62,305)	—
Loss on extinguishment of debt	8,716	—	8,912	—	—	—
Reorganization items, net	—	—	—	—	—	(249,551)
Discrete tax items	(17,525)	(10,628)	(45,139)	(1,150)	(20,416)	(1,692)
Total Adjustments	(73,931)	7,416	(44,254)	(149,017)	(158,447)	(251,243)
Adjusted net income (loss)	$61,031	$41,001	$124,694	$(25,581)	$(56,465)	$(1,015)

Reconciliation of Diluted EPS
	Successor					Predecessor
	Three Months Ended	Three Months Ended	Twelve Months Ended	Three Months Ended	Period from February 6, through	Period from January 1, through
	December 31,	September 30,	December 31,	December 31,	December 31,	February 5,
	2022	2022	2022	2021	2021	2021
Unadjusted diluted EPS	$0.92	$0.41	$1.73	$1.70	$1.51	$0.98
Adjustments
Intangible contract amortization	(0.22)	0.08	(0.04)	0.20	0.76	—
Professional services - tax refund success fee	—	—	—	—	0.07	—
Professional services - corporate projects	—	—	0.02	0.01	0.08	—
Merger and integration costs	0.39	0.12	0.87	0.15	0.37	—
Gain on sale of operating assets, net	(0.59)	—	(0.92)	(2.60)	(2.75)	—
Hurricane losses and (recoveries), net	(0.03)	0.02	(0.01)	0.18	0.35	—
Gain on bargain purchase	—	—	—	0.03	(0.92)	—
Loss on extinguishment of debt	0.06	—	0.09	—	—	—
Reorganization items, net	—	—	—	—	—	(0.97)
Discrete tax items	(0.12)	(0.13)	(0.46)	(0.02)	(0.30)	(0.01)
Total Adjustments	(0.51)	0.09	(0.45)	(2.05)	(2.34)	(0.98)
Adjusted diluted EPS	$0.41	$0.50	$1.28	$(0.35)	$(0.83)	$—

NOBLE CORPORATION AND SUBSIDIARIES
NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Free Cash Flow
	Successor					Predecessor
	Three Months Ended	Three Months Ended	Twelve Months Ended	Three Months Ended	Period from February 6, through	Period from January 1, through
	December 31,	September 30,	December 31,	December 31,	December 31,	February 5,
	2022	2022	2022	2021	2021	2021
Net cash provided by operating activities	$171,179	$73,507	$280,985	$27,588	$51,616	$(45,448)
Capital expenditures	(65,084)	(29,710)	(174,319)	(36,661)	(154,411)	(14,629)
Free cash flow	$106,095	$43,797	$106,666	$(9,073)	$(102,795)	$(60,077)